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                                                                    EXHIBIT 99.2

    RECONCILIATION OF FREE CASH FLOW TO CASH PROVIDED BY OPERATING ACTIVITIES

In our press release dated September 19, 2003, included in this 8-K as Exhibit 99.1, we disclosed free cash flow for the past twelve months. Free cash flow is not a financial measure under generally accepted accounting principles. Please see below for a reconciliation of free cash flow to Cash Provided by Operating Activities, which is a GAAP measure, in millions of dollars:

                                                   Additions to
                                       Cash         Property,
                                   Provided by      Equipment &     Free
                                     Operating      Leasehold       Cash
                                    Activities     Improvements     Flow
                                  -------------    -------------   -------
12 months ending 6/30/03          $        112     $        (22)   $   90
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